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                                                                    EXHIBIT 23.6



                         INDEPENDENT AUDITOR'S CONSENT



We consent to the use in this Amendment No. 1 to Registration Statement No. 333-62160 of Emmis Communications Corporation on Form S-4 of our report on Lee Enterprises Certain Broadcasting Operations as of September 30, 1999 and 2000 and for each of the three years in the period ended September 30, 2000, dated March 9, 2001, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.


                                             /s/ McGladrey & Pullen, LLP


Davenport, Iowa
June 21, 2001